EXHIBIT 10-J(b)

[Excerpt from Colgate-Palmolive Company Non-Employee Director Stock Option Plan,

as amended on December 29, 2005]

Section 5(c)(vii) of the Colgate-Palmolive Company Non-Employee Director Stock Option Plan as amended read in full as follows:

Section 5(c)(vii): Limited Change in Control Rights. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the “Exercise Period”), a Participant shall have the right, whether or not a Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive Common Stock or, if a committee of the Board comprised solely of two or more Non-Employee Directors so determines, cash, within 30 days of such notice, in an amount having a Fair Market Value (in the case of Common Stock) equal to or equal (in the case of cash) to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this clause (vii) shall have been exercised. Notwithstanding any other provision hereof, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of a Stock Option held by a Participant who is subject to Section 16(b) of the Exchange Act, such Stock Option shall be canceled in exchange for Common Stock having a Fair Market Value equal to, or if a committee of the Board comprised solely of two or more Non-Employee Directors so determines, a cash payment to the Participant, equal to, the Spread multiplied by the number of shares of Common Stock granted under the Stock Option, effected on the day which is six months and one day after the date of grant of such Stock Option or on such earlier date as has been previously approved either by (i) the Board, (ii) a committee of the Board comprised solely of two or more Non-Employee Directors or (iii) the shareholders of the Company.